EXHIBIT 21 - SUBSIDIARIES

                                                          State or Other
                                                           Jurisdiction
       Subsidiary                                        of Incorporation

Cosco Fire Protection, Inc. -A                            California
Eljer Industries, Inc.                                    Delaware
Eljer Industries, Limited -B                              United Kingdom
Eljer Manufacturing Canada, Inc. -C                       Canada

Eljer Manufacturing, Inc. -B                              Delaware
Environmental Energy Company                              California
Firetrol Protection Systems, Inc.                         Utah
HL Capital Corp.                                          California

Industrias Eljer de Mexico, S.A. de C.V. -D               Mexico
National Energy Production Corporation                    Washington
Operational Energy Corp. -E                               California
Sanitary-Dash Manufacturing Co., Inc.                     Delaware

Selkirk Canada U.S.A., Inc. -B                            Delaware
Selkirk Europe U.S.A., Inc. -B                            Delaware
Selkirk Manufacturing France S.A.R.L. -F                  France
Selkirk Manufacturing Limited -G                          United Kingdom

Selkirk Schornsteintechnik GmbH -H                        Germany
Selkirk S.R.L. -I                                         Italy
Sharyn Steam, Inc.                                        California
United States Brass Corporation -J                        Delaware

Zurco, Inc.                                               Delaware
Zurn Constructors, Inc.                                   California
Zurn Export, Inc.                                         U.S. Virgin Islands
Zurn Industries Limited                                   Canada


A-Subsidiary of Zurn Constructors, Inc.
B-Subsidiary of Eljer Industries, Inc.
C-Subsidiary of Selkirk Canada U.S.A., Inc.
D-Subsidiary of Eljer Manufacturing, Inc. and Selkirk Canada U.S.A., Inc. E-Subsidiary of National Energy Production Corporation
F-Subsidiary of Selkirk Europe U.S.A., Inc. and Eljer Industries Limited G-Subsidiary of Eljer Industries Limited
H-Subsidiary of Selkirk Europe U.S.A., Inc.
I-Subsidiary of Selkirk Europe U.S.A., Inc. and Selkirk Manufacturing Limited J-Subsidiary of Eljer Manufacturing, Inc.